                     TruServ Corporation
      Variable Denomination Floating Rate Demand Notes

          Supplement No.  6 Dated September 1, 1997
                             to
 Prospectus Dated June 20, 1997, as heretofore supplemented


  The current interest rate payable on the Company's
Variable Denomination Floating Rate Demand Notes is 5.12%.